Starflick.com Announces New Acquisition

Point Roberts, WA / January 19, 2016/ Starflick.com Inc. (OTCPK:STFK) is pleased to notify shareholders of the acquisition of a networking portal for professionals in the music, film and performance industry.

The transaction between Starflick.com and the sellers, Avatele Group Inc, Yvoty Informatics, and Akivuni Development, is effective immediately.  The transaction is in restricted shares of company stock valued at over $7,500,000 as of close of business Friday.

The networking portal, currently named Yinfomatics, supports both free and paid membership, granting differential access and control features.  There are forums for general conversation as well as dedicated pages to list products and services.  This includes but is not limited to Job Openings, Casting Calls, Stage Set Rentals, Equipment for Sale, Personals, and Services such as lessons, promotions and resumes.

22 cities have been chosen as initial servicing locations, including New York, Toronto, Vancouver, Tokyo, Paris and Sydney.  Additional locations will be added, with an emphasis on China which we feel is tremendously underserved.

Users have the option of listing locally (default), nation-wide or globally.  The portal contains mapping and directions software, allowing the user to quickly determine the location of the product or service.  Security includes both encryption and confirmation requests for posts.

The portal supports both sponsored advertising, as well as featured listings for additional company income.  The China specific portal will include general business listings as well as a paid business directory, which the company feels will be a significant portion of revenue.

Member only forums include General and Global Topics, Immigrant’s Life, Overseas Students, Work, Finance, Politics, Relationships and any other topic as requested by members.  In addition, paid members have access to a Wordpress multi-user blog system.  Bloggers will share advertising revenue generated by their blogs, making it an attractive addition to the membership.

Starflick.com CEO Zoltan Nagy stated, “We are excited about this acquisition.  The prospect of bringing together a community of dedicated performers, artists, directors, producers and other industry professionals is a perfect match for our company.  We have identified several underserved locations and have dedicated time and energy to those areas, as they will provide Starflick.com with strong growth.”

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements about our business or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contact Info

1361 Peltier Drive

Point Roberts, WA 98281

Website: http://www.starflick.com

Phone: (403) 397-3035

Email: support@starflick.com